EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces Webcast of its First Quarter Earnings Conference Call on July 31, 2008

SAN RAMON, Calif.-- (BUSINESS WIRE) – July 17, 2008 -- Giga-tronics Inc. (Nasdaq:GIGA) will release results for the first quarter of fiscal year 2009 on Thursday, July 31, 2008, after the close of trading on the Nasdaq Stock Market.

Also on Thursday, July 31, 2008, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations and future outlook.

To participate in the call, dial (866) 551-1530, and enter Access Code 1719642#.  It is recommended that you call in 10 minutes prior to the start time.

This conference call will be broadcast live via the Internet and may be accessed on our website at www.gigatronics.com under "Investor Relations".

A replay of the call will also be available later on our Investor Relations website.  This conference call discussion reflects management's views as of July 31, 2008 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".